Investor Relations Contact:        Sheila Ray 404.239.8684 / sheila.ray@statebt.com
AloStar Bank of Commerce Contact:    Andy McGhee 404.365.7087 / amcghee@alostarbank.com

State Bank Financial Corporation Announces
FDIC Approval for AloStar Bank of Commerce Merger Transaction

ATLANTA, GA, September 20, 2017 – State Bank Financial Corporation (the “Company”) (NASDAQ:STBZ), the holding company for State Bank and Trust Company (the “Bank”), announced today that the Bank has received regulatory approval from the Federal Deposit Insurance Corporation for its previously announced merger transaction between the Bank and AloStar Bank of Commerce (“AloStar”).

The merger was unanimously approved by the Boards of Directors of both companies and AloStar’s shareholders prior to announcing the transaction on June 15, 2017. While no assurance can be given to this effect, the Company anticipates all closing conditions to be met in order to close the transaction within the next 30 days.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ:STBZ), with approximately $4.2 billion in assets as of June 30, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "seek," "believe," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include State Bank's belief that all closing conditions will be met in order to close the transaction with AloStar within the next 30 days. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability of either party to meet all closing terms and conditions to the merger, as well as additional risks and uncertainties contained in the "Risk Factors" and the forward-looking statement disclosure contained in State Bank Financial Corporation's Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.